STRUCTURED INVESTMENTS                                                                                                                           MorganStanley
                                                                                                                                                      SmithBarney

                                                                                                                                                 Amendment No. 1 dated March 19, 2012 to
                                                                                                                                                 Free Writing Prospectus
                                                                                                                                                 Dated March 8, 2012
                                                                                                                                                 Registration Statement No. 333-178081
Client Strategy Guide: March 2012 Offerings                                                                                                      Filed Pursuant to Rule 433

                                                                                     [GRAPHIC OMITTED]

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: March 2012 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Tactical Offerings

Offerings with terms of 18 months or less

Enhanced Yield	.... page 6 Contingent Income Auto-Callable Securities based on MetLife, Inc. (MET) by Morgan Stanley .... page 7
Leveraged Performance	.... page 8 .... page 9 Currency-Linked Jump Securities based on a Long Emerging Markets and Short Developed Markets Currency Basket by Morgan Stanley .... page 10

Strategic Offerings

Offerings with terms of more than 18 months

Leveraged Performance	.... page 11 .... page 12 .... page 13 .... page 14
Market-Linked Notes and Market-Linked Deposits - FDIC Insured	Market-Linked Notes based on the S&P 500® Daily Risk Control 10% Index (Excess Return) (SPXT10UE) by Morgan Stanley .... page 15 .... page 16

Selected Risks & Considerations .... page 17

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

March 2012

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Client Strategy Guide: March 2012 Offerings                                                                                                                                          Page 3
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Important Information Regarding Offering Documents

The  products  set  forth in the  following  pages  are  intended  as a  general  indication  only of the  Structured
Investments  offerings  available  through  Morgan  Stanley Smith Barney  through the date when the  ticketing  closes for each offering.  Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing  early on any offering.  The information set forth herein provides only a summary of terms and does not contain the complete terms and  conditions for any offering of an SEC Registered  Offering or a
Market-Linked  Certificate of Deposit.  You should read the complete offering  materials  referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration  statement  (including a prospectus) with the Securities & Exchange  Commission
(or SEC),  for the offerings by that issuer to which this  Strategy  Guide  relates.  Before you invest in any of the offerings identified in this Strategy Guide,  you should read the prospectus and the applicable  registration  statement,  the applicable pricing  supplement,  prospectus  supplements and any other documents  relating to the offering that the applicable  issuer has filed with the SEC for more complete  information  about the applicable  issuer and the offering.  You may get these  documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.
    For Registered Offerings Issued by Morgan Stanley:                   Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively,  Morgan  Stanley Smith Barney will arrange to send you the  prospectus  and any other  documents  related to the offering  electronically  or  hard  copy  if you so  request  by  calling  the  toll-free  number  1-800-584-6837  or  emailing
prospectus@morganstanley.com or by calling your Morgan Stanley Smith Barney Financial Advisor.

The  securities  described  herein  (other than the  market-linked  certificates  of deposit) are not bank deposits and are not insured by the Federal  Deposit  Insurance  Corporation  or any other  governmental  agency,  nor are they  obligations  of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC  registered  offerings.  Before  you  invest in any MLD,  you  should  read the  complete  offering  materials applicable to such MLD. For indicative terms and conditions on any  Market-Linked  Certificate of Deposit,  please contact your
Morgan Stanley Smith Barney Financial Advisor or call the toll-free number 1-800-584-6837.
Each issuer listed above is the issuer for offerings only where expressly  identified.  None of the issuers are responsible for the filings made with the SEC by the other issuers identified in this document.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you                   March 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                                                                      MorganStanley
                                                                                                                                                                                SmithBarney
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Client Strategy Guide: March 2012 Offerings                                                                                                                                          Page 4
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Selected Features & Risk Disclosures

Features
Structured  Investments offer investors choices in terms of underlying  asset,  market view, time horizon,  potential returns and risk tolerance.
Such features may include:
o        Varying levels of exposure to potential capital appreciation or depreciation
o        Returns based on a defined formula
o        Variety of underlying assets, including equities, commodities, currencies and interest rates
o        Minimum investment of $1,000, unless otherwise noted
Key Risks
An investment  in  Structured  Investments  involves a variety of risks.  The  following are some of the  significant risks related to Structured  Investments. Please refer to the "Selected Risks & Considerations" section at the end of this brochure for a fuller description of these risk factors.
The market price of Structured  Investments may be influenced by a variety of unpredictable factors.  Several factors may influence the value of a particular  Structured  Investment in the  secondary  market,  including,  but not limited to, the value and volatility of the underlying  asset,  interest rates,  credit spreads charged by the market for taking the applicable issuer's credit risk,  dividend rates on any equity  underlying asset, and time remaining to maturity.  In addition,  we expect that the secondary market price of a Structured  Investment will be adversely  affected by the fact that the issue price of the
Structured Investment includes the agent's commissions and expected profit.
Issuer credit risk. All payments on  Structured  Investments are dependent on the applicable  issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.
Secondary trading may be limited.  There may be little or no secondary market for a particular  Structured  Investment.  If the applicable pricing supplement so specifies,  we may apply to list a Structured  Investment on a securities exchange,  but it is not possible to predict whether any Structured  Investment will meet the listing requirements of that particular  exchange,  or if listed, whether any secondary market will exist.
Appreciation  potential or  participation  in the  underlying  asset may be limited.  The terms of a Structured  Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.
Potential  loss of  principal.  The terms of a  Structured  Investment  may not  provide  for the  return of  principal  and an investment  may result in a loss of some or all of your  principal.  Even where  repayment  of principal is provided for by the terms of the  Structured  Investment,  it is still  subject  to the credit  risk of the  applicable  issuer and the  applicable issuer's ability to repay its obligations.  In addition, you may receive less, and possibly significantly less, than the stated
principal amount if you sell your investment prior to maturity.
Structured  Investments  that provide for repayment of principal  typically do not make periodic  interest  payments.
Unlike ordinary debt securities,  Structured Investments that provide for repayment of principal typically do not pay interest.  Instead,  at maturity,  the investor  receives the principal amount plus a supplemental  redemption  amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.
You may receive  only the  principal  amount at maturity for  Structured  Investments  that provide for  repayment of principal.  Because the  supplemental  redemption  amount due at maturity on these  Structured  Investments may equal zero, the return on your investment  (i.e.,  the effective yield to maturity) may be less than the amount that would be paid on an ordinary  debt  security.  The return of only the  principal  amount at maturity may not  compensate  you for the effects of inflation or other factors relating to the value of money over time.
Potential  conflicts.  The issuer of a Structured  Investment and its affiliates may play a variety of roles in connection with the Structured  Investment,  including acting as calculation  agent and hedging the issuer's  obligations  under the Structured
Investment. Such activity could adversely affect the payouts to investors on Structured Investments.
The  aforementioned  risks are not intended to be an  exhaustive  list of the risks  associated  with a  particular  Structured
Investment offering.  Before you invest in any Structured Investment,  you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive  description of the risks and considerations  associated with the offering.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you                   March 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: March 2012 Offerings
Page 5

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives – **Market-Linked Deposits – FDIC Insured, Market-Linked Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged Performance** and **Access**.

Market-Linked Deposits – FDIC Insured combine the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

Market-Linked Notes combine the repayment of all principal at maturity subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset. Market-Linked Notes do not have the benefit of FDIC insurance.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

Partial Principal at Risk Securities combine the repayment of some principal at maturity, subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

- May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

- May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

- May be appropriate for investors interested in diversification of, and exposure to, difficult to access underlying asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

March 2012

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Client Strategy Guide: March 2012 Offerings                                                                                                                                          Page 6
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                                  [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you                   March 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                                                                      MorganStanley
                                                                                                                                                                                SmithBarney
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Client Strategy Guide: March 2012 Offerings                                                                                                                                          Page 7
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Opportunities in U.S. Equities
---------------------------
      Enhanced Yield        |_|      Contingent Income Auto-Callable Securities based on MetLife, Inc. (MET)
---------------------------
-------------- ---------------------------------------------------------------------------------------    ---------------- ------------------------------------------------------
               o  Potential yield enhancement strategy for investors with a range-bound view                             |X|  All principal is at risk under the terms of
                  on MetLife, Inc.                                                                                            the securities
               o  Opportunity to receive a contingent quarterly coupon, provided that the                                |X|  Investors will not participate in any
                  underlying stock closes at or above the predetermined downside threshold level on                           appreciation of the underlying stock and the
                  the related determination date                                                                              return on the securities will be limited to the
Strategy       o  The securities will be automatically redeemed for par plus the contingent                                   contingent quarterly coupons earned during the
Overview          coupon payment if on any determination date the closing price of the underlying                             term
                  stock is at or above the initial share price                                            Risk           |X|  Contingent quarterly payments may be zero
               o  The securities provide repayment of principal at maturity but only if the               Considerations      for some or all quarterly periods
                  underlying stock closes at or above the predetermined downside threshold level on                      |X|  All payments are subject to the credit risk
                  the final determination date                                                                                of the issuer
-------------- ---------------------------------------------------------------------------------------          ---------------- ------------------------------------------------------
Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal. Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to 2.0% to 2.5% of the stated principal amount, but only with respect to each determination date on which the closing price of the underlying stock is greater than or equal to 75% of the initial share price, which we refer to as the downside threshold level. In addition, if the closing price of the underlying stock is greater than or equal to the initial share price on any determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the contingent quarterly payment. However, the payment at maturity due on the securities will be either (i) the stated principal amount and any contingent quarterly payment or (ii) a number of shares of the underlying stock, or at our option the cash value thereof, that will be significantly less than the principal amount of the securities if the closing price of the underlying stock is below the downside threshold level on the final determination date. Moreover, if on any determination date the closing price of the underlying stock is less than the downside threshold level, you will not receive any contingent quarterly payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly payment and also the risk of receiving shares of the underlying stock, or the cash value thereof, that are worth significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. Investors will not participate in any appreciation of the underlying stock. The securities are senior unsecured obligations of Morgan Stanley, issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the securities are subject to the credit risk of Morgan Stanley.
Issuer                               Morgan Stanley
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Stock                     MetLife, Inc. (MET) common stock
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                        March    , 2013 (approximately 1 year)
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Early Redemption                     If, on any of the first three Determination Dates, the Determination Closing Price of the Underlying Stock is greater than or equal to the Initial
                                     Share Price, the securities will be automatically redeemed for an Early Redemption Payment on the third business day following the related
                                     Determination Date.
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Early Redemption Payment             The Early Redemption Payment will be an amount equal to (i) the Stated Principal Amount plus (ii) the Contingent Quarterly Payment with respect to the related Determination Date.
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Determination Closing Price          The closing price of the Underlying Stock on any Determination Date other than the Final Determination Date times the Adjustment Factor on such
                                     Determination Date
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Contingent Quarterly Payment         o If, on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is greater than or equal to the Downside
                                     Threshold Level, we will pay a Contingent Quarterly Payment of $0.20 to $0.25 (2.0% to 2.5% of the Stated Principal Amount) per security on the related Contingent Payment Date.  The actual Contingent Quarterly Payment will be determined on the Pricing Date.
                                     o If, on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is less than the Downside Threshold
                                     Level, no Contingent Quarterly Payment will be made with respect to that Determination Date.
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Determination Dates                  June    , 2012, September    , 2012, December    , 2012 and March    , 2013, subject to postponement for non-trading days and certain market
                                     disruption events.  March    , 2013 is also referred to as the Final Determination Date.
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Contingent Payment Dates             With respect to each Determination Date other than the Final Determination Date, the third business day after the related Determination Date.  The payment of the Contingent Quarterly Payment, if any, with respect to the Final Determination Date will be made on the Maturity Date.
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity                  o If the Final Share Price is greater than or equal to the Downside Threshold Level: (i) the Stated Principal Amount plus (ii) the Contingent
                                     Quarterly Payment with respect to the Final Determination Date
                                     o If the Final Share Price is less than the Downside Threshold Level: (i) a number of shares of the Underlying Stock equal to the product of the
                                     Exchange Ratio and the Adjustment Factor, each as of the Final Determination Date, or (ii) at the issuer's option, the cash value of such shares as of the Final Determination Date
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Initial Share Price                  The closing price of the Underlying Stock on the Pricing Date
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Final Share Price                    The closing price of the Underlying Stock on the Final Determination Date times the Adjustment Factor on such date
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Exchange Ratio                       The Stated Principal Amount divided by the Initial Share Price
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Adjustment Factor                    1.0, subject to adjustment in the event of certain corporate events affecting the Underlying Stock
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Downside Threshold Level             75% of the Initial Share Price
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount  $10 per security
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Listing                              The securities will not be listed on any securities exchange.
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date1               This offering is expected to close for ticketing on Thursday - March 29, 2012.
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------

1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected
Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you                   March 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: March 2012 Offerings Page 8

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2012

MorganStanley SmithBarney
Client Strategy Guide: March 2012 Offerings Page 9

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2012

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Opportunities in Currencies
Leveraged Performance                    |_|      Currency-Linked Jump Securities based on a Long Emerging Markets and Short Developed Markets Currency Basket
-------------- --------------------------------------------------    ----------------- ------------------------------------------------------------------------------------------------
               o  Provide investors with an opportunity
                  to earn a return based on the positive                               |X|      All principal is at risk under the terms of the Currency-Linked Jump Securities
                  performance of a basket of ten currencies in                         |X|      Full downside exposure to currency basket
                  which investors are long emerging markets                            |X|      Appreciation potential is limited by the maximum payment at maturity
                  currencies and short developed markets                               |X|      Does not provide for current income; no interest payments
Strategy          currencies, each relative to the U.S. dollar                         |X|      The total basket weighting in absolute terms is 200%, which amplifies the effect of
Overview       o  Enhanced return within a certain range                                        the currency performances on the payment at maturity
                  of currency basket performance but with full       Risk              |X|      Net short exposure to the U.S. dollar
                  downside exposure to the basket performance        Considerations    |X|      Risks associated with emerging market currencies; subject to currency exchange risk
                  if the basket performance is negative at                             |X|      Not equivalent to investing directly in the long basket currencies or shorting the
                  maturity                                                                      short basket currencies
-------------- --------------------------------------------------    ----------------- ------------------------------------------------------------------------------------------------
Unlike ordinary debt securities, the Currency-Linked Jump Securities due April , 2013 Based on the Performance of a Long Emerging Markets and Short Developed Markets Currency Basket do not
pay interest and do not guarantee the return of any principal at maturity. Instead, at maturity you will receive for each $1,000 stated principal amount of securities that you hold an amount in cash based on the basket performance, which measures long exposure to seven emerging markets currencies (equally weighted among themselves with a total weighting of 100%) and short exposure to three developed markets currencies (equally weighted among themselves with an additional effective exposure of 100%), each relative to the U.S. dollar as determined on the valuation date. At maturity, if the basket performance is zero or positive, investors will receive the $1,000 stated principal amount plus the greater of (i) a fixed upside payment of
$150 per security or (ii) a leveraged upside payment, which equals $1,000 times the basket performance times a leverage factor of 2, subject to a maximum payment at maturity of $1,500 per security. If, at maturity, the basket performance is negative, the payment at maturity will be $1,000 times the sum of one plus the basket performance, which will be less than the $1,000 stated principal amount, and could be zero. Accordingly, investors may lose their entire initial investment in the securities. The securities are senior unsecured obligations of Morgan
Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Issuer                                 Morgan Stanley
                                       -------------------------- -------------- ------------------------------ -------------- ----------------------------------------- --------------
Basket                                 Long Basket Currency       Basket         Long Basket Currency           Basket         Short Basket Currency                     Basket
                                                                  Weighting                                     Weighting                                                Weighting
-------------------------------------- -------------------------- -------------- ------------------------------ -------------- ----------------------------------------- --------------
                                       Brazilian real               14.2857%     Turkish lira                     14.2857%     Euro                                        -33.3333%
-------------------------------------- -------------------------- -------------- ------------------------------ -------------- ----------------------------------------- --------------
                                       Mexican peso                 14.2857%     Russian ruble                    14.2857%     Japanese yen                                -33.3333%
-------------------------------------- -------------------------- -------------- ------------------------------ -------------- ----------------------------------------- --------------
                                       Indian rupee                 14.2857%     South African rand               14.2857%     U.S. dollar                                 -33.3333%
-------------------------------------- -------------------------- -------------- ------------------------------ -------------- ----------------------------------------- --------------
                                       South Korean won             14.2857%
-------------------------------------- -------------------------- -------------- ------------------------------ -------------- ----------------------------------------- --------------
Maturity Date                          April     , 2013 (approximately 13 months)
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Fixed Upside Payment                   $150 (15% of the Stated Principal Amount)
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity                    o        If the Basket Performance is zero or positive: $1,000 plus the greater of (a) the Fixed Upside Payment and (b) the Leveraged Upside
                                                Payment, subject to the Maximum Payment at Maturity
                                       o        If the Basket Performance is negative: $1,000 x (1 + Basket Performance).  This amount will be less than $1,000 and could be zero.
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Leveraged Upside Payment               $1,000 x Basket Performance x Leverage Factor
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Leverage Factor                        2
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Maximum Payment at Maturity            $1,500
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Basket Performance                     Sum of the Currency Performance Values of each of the Basket Currencies, provided that the Basket Performance will not be less than -100%
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Currency Performance                   With respect to each Basket Currency other than the Euro: 1 - (Final Exchange Rate / Initial Exchange Rate)
                                       With respect to the Euro: 1 - (Initial Exchange Rate / Final Exchange Rate)
                                       This formula effectively limits the contribution of each Long Basket Currency to 100% but does not limit the downside exposure to that Basket
                                       Currency.
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Currency Performance Value             With respect to each Basket Currency: Currency Performance x Basket Weighting
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Initial Exchange Rate                  With respect to each Basket Currency, the Exchange Rate on the Pricing Date
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Final Exchange Rate                    With respect to each Basket Currency, the Exchange Rate on the Valuation Date
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Exchange Rate:                         With respect to each Basket Currency other than the Euro or the U. S. dollar, the rate for conversion of units of such Basket Currency into one U.S. dollar
                                       With respect to the Euro, the rate for conversion of U.S. dollars into one Euro             With respect to the U.S. dollar, 1
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Valuation Date                         April    , 2013, subject to adjustment for non-currency business days
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount    $1,000 per security
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Listing                                The securities will not be listed on any securities exchange.
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date1                 This offering is expected to close for ticketing on Thursday - March 29, 2012.
                                       ------------------------------------------------------------------------------------------------------------------------------------------------

1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected
Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you                   March 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: March 2012 Offerings Page 11

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2012

MorganStanley SmithBarney
Client Strategy Guide: March 2012 Offerings Page 12

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2012

MorganStanley SmithBarney
Client Strategy Guide: March 2012 Offerings Page 13

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
March 2012

MorganStanley SmithBarney
Client Strategy Guide: March 2012 Offerings Page 14

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2012

MorganStanley SmithBarney

Client Strategy Guide: March 2012 Offerings Page 15

Opportunities in U.S. Equities

Market Linked Note

Market-Linked Notes based on the S&P 500® Daily Risk Control 10% Index (Excess Return) (SPXT10UE)

Strategy Overview	• Opportunity to gain exposure to the underlying index, which is a modified version of SPTR • Repayment of principal at maturity, plus a return based on the value of the underlying index on the determination date • 100% participation in any appreciation of the underlying index over the term of the notes • No exposure to any decline of the underlying index
Risk Considerations	✔ Repayment of principal is available only at maturity and is subject to the credit risk of the issuer ✔ Does not provide for current income; no interest payments ✔ Will not yield a positive return if the underlying index does not appreciate ✔ The maturity date of the notes is a pricing term and will be determined by the issuer on the pricing date ✔ The underlying index is a modified version of SPTR, and embodies certain risks as outlined under "Risk Factors" in the applicable pricing supplement ✔ Even though the notes are linked to an underlying index called a "risk control" index, the notes are not necessarily less risky, and will not necessarily have better returns, than notes linked to the SPTR

The notes are senior unsecured obligations of Morgan Stanley, will pay no interest and will have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented and modified by the applicable pricing supplement. At maturity, we will pay per note the stated principal amount of $10 plus a supplemental redemption amount, if any, based on the value of the underlying index on the determination date. The underlying index is intended to provide investors with exposure to the S&P 500® Total Return Index, or SPTR, while attempting to provide greater stability and lower overall risk of large fluctuations as compared to the SPTR through the use of a volatility target. Despite the fact that the title of the underlying index includes the phrase "risk control", the underlying index may appreciate significantly less than the SPTR or it may decline, resulting in a payment at maturity of only the $10 stated principal amount per note. The notes are for investors who are concerned about principal risk but seek an equity index based return as modified by the use of the underlying index's volatility target, and who are willing to forgo yield and an unmodified exposure to the SPTR in exchange for the repayment of principal at maturity. The notes are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the notes, including the repayment of principal at maturity, are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	S&P 500® Daily Risk Control 10% Index (Excess Return) (SPXT10UE)
Maturity Date	December , 2015 to June , 2016, *to be determined on the Pricing Date* (approximately 3 years 9 months to 4 years 3 months)
Payment at Maturity	• The Payment at Maturity per $10 Stated Principal Amount will equal: $10 + Supplemental Redemption Amount.
Supplemental Redemption Amount	(i) $10 *times* (ii) the Index Percent Change *times* (iii) the Participation Rate, *provided that* the Supplemental Redemption Amount will not be less than zero.
Participation Rate	100%
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Initial Index Value	The index closing value on the Pricing Date
Final Index Value	The index closing value on the Determination Date
Determination Date	December , 2015 to June , 2016 (to be determined on the pricing date), subject to postponement for non-index business days and certain market disruption events
Listing	The notes will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$10 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – March 29, 2012.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

March 2012

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
March 2012

MorganStanley SmithBarney
Client Strategy Guide: March 2012 Offerings Page 17

Selected Risks & Considerations

An investment in Structured Investments involves a variety of risks. Structured Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured Investment, including the risks related to the underlying asset(s) to which the Structured Investment is linked.

The following are general risks applicable to most types of Structured Investments:

Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor's investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as market-linked certificate of deposit, Structured Investments are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit. You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk

There may be little or no secondary market for a particular Structured Investment and you should be prepared to hold your investments until maturity. If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Smith Barney or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
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Conflicts of Interest

The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley
Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific
Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured Investment or Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the periodic interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity

Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured Investment will carry out hedging activities related to that Structured Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date and during the term of the
Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which any dealer is willing to purchase Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured
Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the dealer as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the deposit amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Deposit Amount of the MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an
MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you                   March 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of
Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Asia
Limited; in Singapore by Morgan Stanley Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan
Stanley Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the
Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by
Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In placecountry-regionAustralia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations
Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request.
This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"Standard & Poor's(R)," "S & P(R)," "S & P 500(R)" and "S & P GSCI(R)" are trademarks of Standard & Poor's Financial Services LLC ("S & P") and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S & P, and S & P makes no representation regarding the advisability of investing in the securities.

Copyright (C) by Morgan Stanley 2012, all rights reserved.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you                   March 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.